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                                CR TECHNOLOGY, INC.
                               1991 STOCK OPTION PLAN
1.     PURPOSE OF THE PLAN

       The purpose of this 1991 Stock Option Plan (the "Plan") of CR Technology, Inc., a California (the "Company"), are (a) to insure the retention of the services of existing executive personnel, key employees and non-employee directors of the Company or its affiliates; (b) to attract and retain competent new executive personnel and key employees; (c) to provide incentive to all such personnel, employees and non-employee directors to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company; and (d) to allow consultants, business associates and others with important business relationships with the Company the opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

2.     SHARES SUBJECT TO THE PLAN

       The shares of stock subject to the incentive options having the terms and conditions set forth in Section 6 below (hereinafter "incentive options") and/or nonqualified options having the terms and conditions set forth in
       Section 7 below (hereinafter "nonqualified options") and other provisions of the Plan shall be shares of the Company's authorized but unissued or reacquired common stock (herein sometimes referred to as the "Common Stock"). The total number of shares of the Common Stock of the Company which may be issued under the Plan shall not exceed, in the aggregate, 180,501 shares (1). The limitations established by the preceding sentence shall be subject to adjustment as provided in Section 8 below. In the event that any outstanding incentive option or nonqualified option granted under the Plan can no longer under any circumstances be exercised, or in the event that any shares purchased pursuant to the Plan are reacquired by the Company, for any reason, the shares of Common Stock allocable to the unexercised portion of such incentive option or nonqualified option, or the shares reacquired, as the case may be, may again be subject to grant or issuance under the Plan.

3.     ELIGIBILITY

       (a) INCENTIVE OPTIONS. Officers and other key employees of the Company or of any subsidiary corporation (including directors if they are also employees of the Company or a subsidiary), as may be determined by the Board or the Committee, who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code, will be eligible for selection to receive incentive options under the Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted a nonqualified option or options or an additional incentive option or options if the Board or Committee shall so determine.

       (b) NONQUALIFIED OPTIONS. Officers and other key employees of the company or of any subsidiary corporation, any member of the Board of Directors of the Company, whether or not he or she is employed by the Company, or consultants, business associates or others with important business relationships with the Company, will be eligible to receive nonqualified options under the Plan. An individual who had been granted a nonqualified option may, if otherwise eligible, be granted an incentive option or options (if otherwise eligible) or an additional nonqualified option or options if the Board or Committee shall so determine.

       (c) DIRECTORS. Notwithstanding any provision hereof to the contrary, in the event shares of the Company's Common Stock are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no director of the Company shall be eligible to receive any option under the Plan, unless (A) if granted by action of the Board of Directors, a majority of the Board and a majority of the directors acting in the matter are at the date of such section "disinterested persons," or (B) if granted by action of the committee, all members of the Committee are at the date of such action "disinterested persons." For the purposes hereof, a "disinterested person" shall mean a person so defined in Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934 as the same may be in effect from time to time, or any successor rule or provision thereto.

4.     ADMINISTRATION OF THE PLAN

       (a) This Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "committee") consisting of three (3) or more persons, at least two of whom shall be directors of the Company, who shall be appointed by, and serve at the pleasure of, the Board of Directors. No person serving as a member of the Board or the Committee shall act on any matter relating solely to such person's own interests under the Plan or any option thereunder. For purposes of the Plan, the term "Administrator" shall mean the Board, or if the Board delegates responsibility for any matter to the Committee, the Committee.
              The Administrator may from time to time, in its discretion, determine which persons shall be granted incentive options or nonqualified options under the Plan, the terms thereof, and the number of shares for which an incentive option or options or nonqualified option or options shall be granted.

       (b) The Administrator shall have full and final authority to determine the persons to whom, and the time or times at which, incentive options or nonqualified options shall be granted, the number of shares to be represented by each incentive option and nonqualified option and the consideration to be received by the Company upon the exercise thereof; to interpret the Plan; to amend and rescind rules and regulations relating to the Plan; to determine the form and content of the incentive options or nonqualified options to be granted under the Plan; to determine the identity or capacity of any persons who may be entitled to exercise a participant's rights under any incentive option or nonqualified option under the Plan; to correct any defect or supply

----------------------
(1) As constituted following the conversion of CR Technology stock options into Photon Dynamics stock options using an exchange ratio of 1.203343 shares for each share of CR Technology.


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              any omission or reconcile any inconsistency in the Plan or in any incentive option or nonqualified option in the manner and to the extent the Board or Committee deems desirable to carry the Plan, incentive option or nonqualified option into effect; to accelerate the exercise date of any incentive option or nonqualified option; to provide for an option to the company to repurchase any shares issued upon exercise of any option upon termination of employment; and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination by the Administrator with respect to the application or administration of the Plan shall be final and binding on all participants and prospective participants.

5.     OPTION PRICE OF SHARES

       (a) INCENTIVE OPTIONS. The exercise price of the shares of Common Stock covered by each incentive option granted under the Plan shall not be less than the fair market value of such shares on the date the incentive option is granted; provided, however, that the exercise price shall not be less than 110% of the fair market value if the person to whom such options are granted owns 10% or more of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation.

       (b) NONQUALIFIED OPTIONS. The exercise price of the shares of Common Stock covered by each nonqualified option granted under the Plan shall not be less than eighty-five percent (85%) of the fair market value of such shares on the date the nonqualified option is granted.

       (c) FAIR MARKET VALUE. For purposes of this Section 5, fair market value shall, if the Common Stock is not listed or admitted to trading on a stock exchange or the NASDAQ National Market System on the over-the-counter market, be the average of the closing bid price and asked price of the Common Stock in the over-the-counter market on the date the incentive option or nonqualified option is granted or, if the Common Stock is then listed or admitted to trading on any stock exchange or the NASDAQ National market System, the closing sale price on such day on the principal stock exchange on which the Common Stock is then listed or admitted to trading or the NASDAQ National Market System, as the case may be. If no closing bid and asked prices are quoted on such day, or if no sale takes place on such day on such principal exchange or on the NASDAQ National Market System, then the average of the closing bid and asked prices on the next preceding day on which such prices were quoted, or closing sale price of the common Stock on such principal exchange or the NASDAQ National Market System on the next preceding day on which a sale occurred, as the case may be, shall be deemed to be the fair market value of the Common Stock. During such times as there is not a market price available, the fair market value of the Company's Common Stock shall be determined by the Administrator, which shall consider, among other facts which it considers to be relevant, the book value of such stock and the earnings of the Company. The exercise price shall be subject to adjustment as provided in Section 8 below.

6.     TERMS AND CONDITIONS OF INCENTIVE OPTIONS

       Each incentive option granted pursuant to this Plan shall be evidenced by a written incentive Option Agreement which shall specify that the options subject thereto are incentive options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended. The granting of an incentive option shall take place only when a written Incentive Option Agreement shall have been duly executed and delivered by or on behalf of the Company to the optionee to whom such incentive option shall be granted. Neither anything contained in the Plan nor in any resolution adopted or to be adopted by the Administrator shall constitute the granting of any incentive option. The Incentive Option Agreement shall be in such form as the Administrator shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions:

       (a) MEDIUM AND TIME OF PAYMENT. The exercise price of an incentive option shall be payable (i) in United States dollars payable in cash, certified check, or bank draft; (ii) subject to any legal restrictions on the acquisition or purchase of its shares by the Company, by the delivery of shares of Common Stock which shall be deemed to have a value to the Company equal to the aggregate fair market value of such shares determined at the date of such exercise in accordance with the provisions of Section 5 above;
              (iii) in the discretion of the Administrator, by the issuance of a promissory note in a form acceptable to the Administrator, or (iv) any combination of (i), or (ii) or (iii) above.

       (b) NUMBER OF SHARES. The incentive option shall state the total number of shares to which it pertains.

       (c) TERM OF INCENTIVE OPTION. Each incentive option granted under the Plan shall expire within a period of not more than ten (10) years from the date the incentive option is granted; provided, however, that the incentive option shall expire within a period of not more than ten (10) years from the date the incentive option is granted; provided, however, that the incentive option shall expire within a period of not more than five (5) years if granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation.

       (d) DATE OF EXERCISE. The Administrator may, in its discretion, provide that an incentive option may be exercised immediately or that it may not be exercised in whole or in part for any specified period or periods of time or subject to the completion of specified projects, the fulfillment of specified duties or responsibilities or the fulfillment of specified duties or responsibilities or the fulfillment of specified financial or other objectives. Except as may be so provided, any incentive option may be exercised in whole at any time or in part from time to time during its term.


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       (e)    TERMINATION OF ASSOCIATION EXCEPT UPON DEATH OR DISABILITY.  In
              the event of an optionee's termination of association with the Company (as hereinafter defined) for any reason other than his death or disability, (i) all incentive options granted to any such optionee pursuant to this Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and (ii) all incentive options granted to any such optionee pursuant to this Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent such options were exercisable as of the date of such termination of association) at any time within three (3) months of the date of such termination of association, but in any event no later than the date of expiration of the incentive option period, and if not so exercised within such time shall become void and of no effect at the end of such time. For purposes of this Plan, the term "termination of association" with the Company shall mean (i) for any person who is an employee of the Company or a subsidiary of the Company but not also a director of the Company, the cessation of such person's employment with the Company or a subsidiary of the Company, or any corporation or a parent or subsidiary of a corporation issuing and assuming an option in a transaction to which Section 425(a) of the Internal Revenue Code applies (collectively, an "Affiliate"), (ii) for any person who is both a director of the company and an employee of the company or a subsidiary or Affiliate of the Company, the cessation of both the employment and status as a director of such person, and (iii) for any person who is a consultant to the Company and is not an employee or director of the Company, the termination of such person's consulting relationship with the Company.

       (f) DEATH OR DISABILITY OF OPTIONEE. In the event of an optionee's termination of association with the Company by reason of his or her death or disability, (i) all incentive options granted to such person pursuant to this Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and (ii) all incentive options granted to such person pursuant to this Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent they were exercisable as of the date of such termination of association) at any time within one (1) year after the optionee's termination of association as a result of such death or disability, but in any event no later than the date of expiration of the incentive option period, by such optionee, or in the event of death, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the incentive option directly from the optionee by bequest or inheritance. At the end of such one (1) year period, all incentive options held by such optionee, to the extent they remain unexercised, shall terminate and become void and of no effect.

       (g) RIGHTS AS A SHAREHOLDER. An optionee or a transferee of an incentive option shall have no rights as a shareholder with respect to any shares of Common Stock covered by his or her incentive option until the date of the issuance of a share certificate to him or her for such shares. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such share certificate is issued.

       (h) NONASSIGNABILITY OF RIGHTS. No incentive option shall be assignable or transferable by the person receiving same except by will or the laws of descent and distribution. During the life of such person, the incentive option shall be exercisable only by him or her.

       (i) LIMITATION. Notwithstanding any other provisions of the Plan, the aggregate fair market value (determined in accordance with the provisions of Section 5 above as of the time the incentive option is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

       (j) OTHER PROVISIONS. Any Incentive Option Agreement may contain such other terms, provisions and conditions as may be determined by the Administrator, which are not inconsistent with the provisions of
              Section 422A of the Internal Revenue Code of 1986, as amended, including the option of the Company to repurchase any shares issued upon the exercise of an option upon termination of employment. Incentive options granted to different persons, or to the same person at different times, may be subject to terms, conditions and restrictions which differ from each other.

7.     TERMS AND CONDITIONS OF NONQUALIFIED OPTIONS

       Each nonqualified option granted pursuant to this Plan shall be evidenced by a written Nonqualified Option Agreement which shall specify that the options subject thereto are nonqualified options. The granting of a nonqualified option shall take place only when this written Nonqualified Option Agreement shall have been duly executed and delivered by or on behalf of the Company to the optionee to whom such nonqualified options shall be granted. Neither anything contained in the Plan nor in any resolution adopted or to be adopted by the Administrator shall constitute the granting of any nonqualified option. The Nonqualified Option Agreement shall be in such form as the Administrator shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions:

       (a) MEDIUM AND TIME OF PAYMENT. The nonqualified option price shall be payable (i) in United States dollars payable in cash, certified check, or bank draft; (ii) subject to any legal restrictions on the acquisition or purchase of its shares by the Company, by the delivery of shares of Common Stock which shall be deemed to have a value to the Company equal to the aggregate fair market value of such shares determined at the same of such exercise in accordance with the provisions of Section 5 above; (iii) in the discretion of the Administrator, by the issuance of promissory note in a form acceptable to the Administrator; or (iv) any combination of (i),
              (ii) or (iii) above.

       (b) NUMBER OF SHARES. The nonqualified option shall state the total number of shares to which it pertains.

       (c) TERM OF NONQUALIFIED OPTION. Each nonqualified option granted under the Plan shall expire within a period of not more than ten
              (10) years from the date the nonqualified option is granted.

       (d) DATE OF EXERCISE. The Administrator may, in its discretion, provide that a nonqualified option may be exercised immediately or that it may not be exercised in whole or in part for any specified period or periods of time or subject to the completion of specified projects, the fulfillment of specified duties or responsibilities or the fulfillment of specified financial or other objectives. Except as may be so provided, any nonqualified option may be exercised in whole at any time or in part from time to time during its term.

       (e) TERMINATION OF ASSOCIATION EXCEPT UPON DEATH OR DISABILITY. In the event of an optionee's termination of association with the Company or any subsidiary or Affiliate of the Company, for any reason other than his or her death or disability, (i) all nonqualified options granted to any such optionee pursuant to this Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and (ii) all nonqualified options granted to any such optionee pursuant to this Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent they were exercisable as of the date of the termination of association) at any time within three (3) months of the date of such termination of association, but in any event no later than the date of expiration of the nonqualified option period, and if not so exercised within such time shall become void and of no effect at the end of such time.

       (f) DEATH OR DISABILITY OF OPTIONEE. In the event of an optionee's termination of association with the Company by reason of his or her death or disability, (i) all nonqualified options granted to such optionee pursuant to this Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and (ii) all nonqualified options granted to such optionee pursuant to this Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent they were exercisable as of the date of the termination of association) at any time within one (1) year after the optionee's death or disability, but in any event no later than the date of expiration of the nonqualified option period, by such optionee, or in the event of death, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the nonqualified option directly from the optionee by bequest or inheritance. At the end of such one (1) year period, all nonqualified options held by such optionee, to the extent they remain unexercised, shall terminate and become void and of no effect.

       (g) RIGHTS AS A SHAREHOLDER. An optionee or an offeree or a transferee of a nonqualified option shall have no rights as a shareholder with respect to any shares of Common Stock covered by his or her nonqualified option until the date of the issuance of a share certificate to such optionee for such shares. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such share certificate is issued.

       (h) NONASSIGNABILITY OF RIGHTS. No nonqualified option shall be assignable or transferable by the person receiving same except by will or the laws of descent and distribution. During the life of such person, the nonqualified option shall be exercisable by him or her.

       (i) OTHER PROVISIONS. Any Nonqualified Option Agreement may contain such other terms, provisions and conditions as may be determined by the Administrator. Nonqualified Options granted to different persons, or to the same person at different times, may be subject to terms, conditions and restrictions which differ from each other.

8.     CHANGES IN CAPITAL STRUCTURE

       In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors in the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding incentive options and non qualified options in order to preserve, but not to increase, the benefits to persons then holding incentive options and/or nonqualified options.

       In the event that the Company at any time proposes to (i) merge into, consolidate with or to enter into any other reorganization (including the sale of substantially all of its assets) in which the Company is not the surviving corporation, or (ii) enter into a merger or other reorganization as a result of which the outstanding shares of Common Stock of the Company will be changed into or exchanged for shares of the capital stock or other securities of another corporation or for cash or property, then the Plan and all unexercised incentive options and nonqualified options granted hereunder shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of incentive options and nonqualified options theretofore granted, or the substitution for such incentive options and nonqualified options of new options covering shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the incentive options and nonqualified options theretofore granted, or the new incentive options and nonqualified options substituted therefor, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of incentive options and nonqualified options theretofore granted or the substitution for such incentive options and nonqualified options of new incentive options and nonqualified options covering the shares of a successor corporation, then the Administrator shall cause persons holding incentive options or nonqualified options not less than 30 days prior to the anticipated effective date of the proposed transaction, and all incentive options and nonqualified options shall be accelerated and, concurrent with the effective date of the proposed transaction, such person shall have the right to exercise incentive options and nonqualified options in respect of any or all shares then subject thereto.

9.     AMENDMENT AND TERMINATION OF THE PLAN

       The Board of Directors of the Company may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall substantially affect or impair the rights of any person under any incentive option and nonqualified option theretofore granted to such person without his or her consent; provided further, however, that no amendment which would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be made except with the approval of the Company's shareholders. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Board of Directors of the Company may alter or amend the Plan to comply with requirements under the Internal Revenue Code relating to restricted stock options, incentive options, qualified options or other options which give the optionee more favorable tax treatment than that applicable to options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, to the extent permitted by applicable law, any outstanding option granted hereunder shall be subject to the more favorable tax treatment afforded to an optionee pursuant to such terms and conditions as the Administrator may determine.

       Unless the Plan shall theretofore have been terminated, the Plan shall be effective on December 1991 and shall terminate on December 2001.

10.    APPLICATION OF FUNDS

       The proceeds received by the Company from the sale of Common Stock pursuant to incentive options and nonqualified options will be used for general corporate purposes.

11.    NO OBLIGATION TO EXERCISE OPTION

       The granting of an incentive option and nonqualified option shall impose no obligation upon the optionee to exercise such incentive option or nonqualified option.

12.    CONTINUANCE OF EMPLOYMENT OR STATUS AS DIRECTOR

       The Plan or the granting of any incentive option and nonqualified option thereunder shall not impose any obligation on the Company or its shareholders to continue the employment of any optionee who is an employee, or to retain as a director any optionee who is a director.

13.    INFORMATION TO OPTIONEES

       The Company shall provide to each holder of an outstanding option under the Plan a copy of the Company's financial statements for each fiscal year of the Company within a reasonable time after such financial statements are prepared and approved by the Company's management. The Company shall also provide each holder of an outstanding option under the Plan with a copy of any annual or other report generally distributed by the Company to its shareholders.

14.    TAX WITHHOLDING

       Whenever shares are to be issued under the Plan, the Company or any subsidiary of the Company employing the recipient shall have the right to deduct from the recipient's compensation or require the recipient to remit to the employer corporation, prior to the issuance of the shares, an amount sufficient to satisfy federal, state and local withholding tax requirements.

15.    GENERAL PROVISIONS

       Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of stock upon the exercise of options granted under this Plan prior to fulfillment of all of the following conditions:

       (a) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Administrator shall, in its absolute discretion, deem necessary or advisable;

       (b) The obtaining of any other consent, approval or permit from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

       (c) The execution and delivery to the Company by the recipient of an investment representation letter containing such assurances and/or representations as the Administrator shall, in its absolute discretion, determine to be necessary or advisable to satisfy the requirements for exemptions from registration and qualification under applicable state and federal securities laws.